EXHIBIT 99.3
Z-WORLD, INC.
Financial Statements
March 31, 2005 and 2004
(Unaudited)

Z-WORLD, INC.
Balance Sheets
(unaudited)

March 31, 2005
Assets
Current assets:
Cash and cash equivalents	$1,027,189
Accounts receivable, net of allowance of $100,000	3,520,461
Inventories	6,279,484
Prepaid expenses and other current assets	849,412
Related party notes receivable, current portion	17,238
Deferred income taxes	220,626

Total current assets	11,914,410
Property and equipment, net	4,096,278
Related party notes receivable, net of current portion	51,091
Land held for future use	352,565
Other assets	15,625

Total assets	$16,429,969

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,345,475
Accrued compensation	709,790
Other accrued liabilities	577,707
Capital lease obligation, current portion	421,188
Stock repurchase note payable, current portion	71,572

Total current liabilities	3,125,732
Revolving line of credit	2,275,000
Capital lease obligation, net of current portion	1,399,401
Stock repurchase note payable, net of current portion	440,885
Deferred income taxes, net	28,678

Total liabilities	7,269,696

Commitments and contingencies
Stockholders’ equity:
Preferred stock, no par value. Authorized 1,000,000 shares; none issued or outstanding	—
Common stock, Class A voting, no par value. Authorized 1,000,000 shares; issued and outstanding 45,325 shares	87,782
Common stock, Class B nonvoting, no par value. Authorized 1,000,000 shares; issued and outstanding 642,512 shares	360,669
Retained earnings	8,711,822

Total stockholders’ equity	9,160,273

Total liabilities and stockholders’ equity	$16,429,969

     See accompanying notes to unaudited financial statements.

Z-WORLD, INC.
Statements of Operations
(unaudited)

	Six months ended March 31,
	2005	2004
Hardware and component revenues	$13,926,281	$12,465,276
Software revenues	212,326	113,771

Total revenues	14,138,607	12,579,047
Cost of revenues	7,456,263	5,493,389

Gross profit	6,682,344	7,085,658

Operating expenses:
Research and development	1,774,415	1,545,851
Sales and marketing	1,918,834	1,654,795
General and administrative	2,978,324	2,169,785

Total operating expenses	6,671,573	5,370,431

Operating income	10,771	1,715,227

Other income (expense):
Interest expense	(112,492)	(50,048)
Interest income	3,988	8,579
Other, net	4,398	426

Total other expense	(104,106)	(41,043)

(Loss) income before income taxes and discontinued operations	(93,335)	1,674,184
Income tax (benefit) provision	(24,920)	404,286

(Loss) income before discontinued operations	(68,415)	1,269,898
Loss from discontinued operations, net of income tax benefit of $5,772	—	(20,976)

Net (loss) income	$(68,415)	$1,248,922

See accompanying notes to unaudited financial statements.

Z-WORLD, INC.
Statements of Cash Flows
(unaudited)

	Six Months Ended March 31,
	2005	2004
Cash flows from operating activities:
Net income	$(68,415)	$1,269,898
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	443,686	279,830
Provision for inventory obsolescence	425,756	452,264
Provision for bad debts	10,489	42,710
Deferred income taxes	190,875	83,462
Issuance of stock to consultant	9,660	8,400
Interest accrued on certificates of deposit	—	(6,376)
Net changes in operating assets and liabilities:
Accounts receivable	(534,822)	(176,024)
Inventories	840,735	(4,725,547)
Prepaid expenses and other current assets	(248,679)	(174,399)
Accounts payable	246,337	2,675,012
Accrued liabilities	(421,845)	(39,023)

Net cash provided by (used in) operating activities	893,777	(309,793)

Cash flows from investing activities:
Repayments of related party notes receivable	8,475	4,113
Purchases of property and equipment	(704,031)	(452,573)
Proceeds from sale of JK Microsystems	—	42,750

Net cash used in investing activities	(695,556)	(405,710)

Cash flows from financing activities:
Exercise of stock options	37,818	10,430
Repayment of notes payable and capital lease obligation	(148,103)	(103,207)
Borrowings on line of credit	—	375,000
Repayments on line of credit	—	(150,000)
Payments of stock repurchase payable	(35,364)	(33,730)

Net cash (used in) provided by financing activities	(145,649)	98,493

Net increase (decrease) in cash and cash equivalents	52,572	(617,010)
Cash and cash equivalents, beginning of period	974,617	1,254,618

Cash and cash equivalents, end of period	$1,027,189	$637,608

     See accompanying notes to unaudited financial statements.

Z-WORLD, INC.
Notes to Financial Statements
March 31, 2005 and 2004
(unaudited)
(1)    Organization, Business, and Basis of Presentation
Z-World, Inc. (the Company) is a California corporation that was incorporated on October 1, 1983. The Company is engaged in the development, manufacture, and sale of embedded control solutions, including single-board computers, core modules, microprocessors, operator interfaces, expansion boards, and Ethernet connectivity products. The Company also develops and designs software products to aid customers in the use of the Company’s products.
On July 15, 1996, the Company acquired 51% of a newly formed corporation, JK Microsystems, Inc. (JK), a California corporation which is engaged in the development, manufacture, and sale of DOS-based miniature controllers to original equipment manufacturers located throughout the world. On March 31, 2004 the Company sold its 51% interest in JK to the remaining stockholders, thereby divesting all further interest. The accompanying statement of operations shows the effects of divesting JK and presents the results of JK for the six months ended March 31, 2004 as a discontinued operation.
The balance sheet as of March 31, 2005 and the statements of operations and cash flows for the six months ended March 31, 2005 and 2004 have been prepared by the Company without audit. The amounts for the six months ended March 31, 2005 and 2004 and at March 31, 2005 included within the notes to the financial statements have also been prepared by the Company without audit. In the opinion of the Company’s management, all adjustments (which include only normal recurring adjustments) necessary for a fair statement of the financial position, results of operations and cash flows at March 31, 2005 and for the six month periods ended March 31, 2005 and 2004 have been made. Interim results are not necessarily indicative of the results for the full year.
On May 26, 2005, 100% of the outstanding shares of common stock of the Company was acquired by Digi International Inc., (Digi) based in Minnetonka, Minnesota, at which time its name was changed to Rabbit Semiconductor, Inc. (see Note 7).
(2)    Stock Based Compensation
In accordance with Statement of Financial Accounting Standard No. 123, “Accounting for Stock- Based Compensation” (FAS 123), the Company has chosen to account for stock-based compensation using the intrinsic-value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” (APB 25) and related interpretations. Accordingly, compensation costs for stock options granted to employees are measured as the excess, if any, of the fair value of the Company’s common stock at the date of grant over the amount an employee must pay to acquire the common stock. Deferred compensation for nonemployees is recorded at the fair value of the options granted in accordance with FAS 123 and is periodically re-measured as the underlying options vest in accordance with Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling of Goods or Services.” The compensation expense related to all grants is amortized over the vesting period of

Z-WORLD, INC.
Notes to Financial Statements
March 31, 2005 and 2004
(unaudited)
the related stock options in accordance with Financial Accounting Standards Board Interpretation No. 8 (FIN 28), as that methodology most closely approximates the way in which the options are earned by the option holder.
Pro forma information as required by FAS 123 has been determined as if the Company had accounted for its stock-based awards by applying the fair-value-based method of accounting for its stock options granted to employees over the option vesting periods based on the fair value of options on the date of grant. The effect of applying the fair value method to the Company’s employee stock option grants results in pro forma net income that is not materially different from the net income amounts reported for the six month periods ending March 31, 2005 and 2004.
In May 2005, the Company was acquired by Digi International Inc. All outstanding stock options were exchanged for cash as part of the purchase price paid by Digi (see Note 7).
(3)   Inventories
Inventories are valued at the lower of cost or market value, with cost determined on the first-in, first-out method. Inventories consisted of the following:

March 31, 2005
Raw materials	$4,110,606
Work-in-process	953,029
Finished goods	1,215,849

$6,279,484

(4)    Related Party Notes Receivable
The Company has stockholder notes receivable that are included in prepaid expenses and other current assets in the amount of $30,325 as of March 31, 2005. These notes were due in September 2006 and March 2007 and accrued interest of 4.5%. The notes were paid in full in the third quarter of fiscal 2005.
On September 30, 2003, JK issued notes payable to its shareholders as consideration for dividends it declared. On March 31, 2004 the Company divested of JK. Principal and interest payments are due quarterly over a five year period. The note accrues interest at 3.39%. The current portion of the note at March 31, 2005 was $17,238 and the long term portion was $51,091.

Z-WORLD, INC.
Notes to Financial Statements
March 31, 2005 and 2004
(unaudited)
(5)    Notes Payable and Revolving Line of Credit
(a) Notes Payable – Stock Repurchase
On September 1, 1997, the Company entered into a stock repurchase agreement (the Repurchase Agreement) which provided for the repurchase of 12,000 shares of Class A common stock and 12,000 shares of Class B common stock. The Repurchase Agreement requires monthly payments equal to approximately 0.89% of the Company’s consolidated net revenues for 108 consecutive months commencing September 1997. Management of the Company estimated the total amount of payments required under the Repurchase Agreement based on projected sales. Effective June 1, 2002, the Company restructured the Repurchase Agreement to a fixed amount. The new agreement requires the Company to make principal and interest payments of $8,000 a month. Interest is accrued at the lowest rate allowed by the IRS under an installment sale, which was 4.74% at March 31, 2005. The note matures June 1, 2011 and has a principal balance of $512,457 at March 31, 2005, of which $71,572 is classified as current. The note was paid in full in the third quarter of fiscal 2005.
(b) Revolving Line of Credit
During the year ended September 30, 2003, the Company entered into a $5,000,000 revolving line of credit arrangement with a bank. Borrowings available under the line are based on an asset based borrowing calculation. On March 31, 2005 the total amount available for disbursements was $6,412,578 of which $2,275,000 was outstanding. Interest is accrued based on one of two options: the one- year LIBOR rate plus 2% or the bank’s prime lending rate. The interest rate as of March 31, 2005 was 5.1%. In March 2005, the Company renewed the line of credit, which expires on January 31, 2007.
As of March 31, 2005, the aggregate future maturities by fiscal year for the line of credit and the stock repurchase payable are as follows:

Years ending September 30:
Balance of 2005	$36,211
2006	75,042
2007	2,353,678
2008	82,489
2009	86,485
Thereafter	153,552

$2,787,457

Z-WORLD, INC.
Notes to Financial Statements
March 31, 2005 and 2004
(unaudited)
(6)    Discontinued Operations
In March 2004, the Company completed the sale of JK to the remaining 49% owners of JK. The business qualified as discontinued operations of the Company under Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. The Company has reported the results of operations of the business in discontinued operations within the statement of operations for the six months ended March 31, 2004. The Company has excluded the cash flow activity for the business from the statements of cash flows for the same period.
The results from discontinued operations as of March 31 were as follows:

2004
Revenues	$360,369
Cost of revenues	131,576

Gross profit	228,793
Operating expenses	169,182

Operating income	59,611
Interest expense	2,882
Other loss, net	55,673

Income before minority interest and taxes	1,056
Minority interest	27,804

Loss before tax benefit	(26,748)
Income tax benefit	(5,772)

Loss from discontinued operations, net of tax benefit	$(20,976)

The Company recorded a pre-tax loss from disposal of $55,686 and net pre-tax income on discontinued operations of $28,938 which is net of minority interest of $27,804 during the six months ended March 31, 2004. The net assets were primarily comprised of accounts receivable, inventory, property plant and equipment, accounts payable, accrued liabilities, and a note payable. Net proceeds received in connection with the sale were approximately $42,750.
(7)    Subsequent Event
On May 26, 2005, Digi International Inc. acquired 100% of the outstanding shares of common stock and settled all outstanding stock options of the Company. The Company is continuing to do business in Davis, California as Rabbit Semiconductor, Inc.